Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE	Media contacts:
January 24, 2025	Katie Magnotta
201-602-9235
katie.magnotta@verizon.com

Jamie Serino
201-401-5460
jamie.serino@verizon.com

Verizon delivered strong customer growth and profitability in 2024

Company added nearly 1 million postpaid mobile and broadband subscribers in fourth quarter, best quarterly result in more than a decade

Industry-leading total wireless service revenue
of $20.0 billion dollars in the fourth quarter

Key 2024 Highlights
•Delivered on financial guidance
•Revenue growth with strong operational results
•More than doubled wireless postpaid phone net additions compared to 2023
•Continued to take broadband market share with Fios and fixed wireless access
•Strong execution against capital allocation priorities, including strategic transactions
•Well-positioned with strong outlook for 2025

NEW YORK - Verizon Communications Inc. (NYSE, Nasdaq: VZ) today reported strong operational and financial results for the fourth-quarter and full-year 2024, further extending its industry leadership with new products and services that continued to resonate with customers. With solid momentum on its strategy to grow connections and strengthen customer relationships, the company delivered on its 2024 financial guidance, demonstrating strong performance and success across its three priorities of growing wireless service revenue, expanding adjusted EBITDA and generating strong free cash flow.

    VlpHU09DSUQyMDE5UTE=

"With innovations powered by the best network in the country, we are bringing the best experiences to our customers, in life and work. Customizable offerings like myPlan, myHome, Verizon Business Complete and Total Wireless feature the control, simplicity and value our customers expect," said Verizon Chairman and CEO Hans Vestberg. "It’s only going to get better this year and beyond, as we have continued to strengthen Verizon with the pending Frontier acquisition, new satellite partnerships, and ongoing AI enablement, which we expect will enhance and broaden our network for everybody we serve."
2024 Financial Highlights
Consolidated: Verizon delivers on 2024 financial guidance and extends industry leadership through operational excellence and customer focus

•Full-year 2024 earnings per share (EPS) of $4.14 compared to $2.75 for full-year 2023; adjusted EPS1, excluding special items, of $4.59 compared to full-year 2023 adjusted EPS1 of $4.71.
•Total operating revenue of $134.8 billion for full-year 2024, up 0.6 percent compared to full-year 2023.
•Full-year 2024 cash flow from operations totaled $36.9 billion compared to $37.5 billion in 2023. This result reflects higher cash taxes, as well as higher interest expense. Full-year cash flow from operations includes a one-time contribution of approximately $2.0 billion from Verizon’s tower transaction with Vertical Bridge and reflects fourth quarter severance payments related to our voluntary separation program of approximately $600 million.
•Full-year 2024 capital expenditures were $17.1 billion.
•Full-year 2024 free cash flow1 of $19.8 billion compared to $18.7 billion in full-year 2023.

4Q 2024 Highlights

Consolidated: Strong fourth-quarter performance results in revenue increases

•Earnings per share of $1.18 in fourth-quarter 2024 compared to EPS of $(0.64) in fourth-quarter 2023; adjusted EPS1, excluding special items, of $1.10 compared to $1.08 in fourth-quarter 2023.
•Fourth-quarter 2024 financial results reflected a pre-tax gain from special items of $477 million. This includes a mark-to-market adjustment for our pension and other post-employment benefit (OPEB) liabilities of $668 million, partially offset by amortization of intangible assets related to Tracfone and other acquisitions of $191 million.
•Total operating revenue of $35.7 billion in fourth-quarter 2024, up 1.6 percent compared to fourth-quarter 2023.
•Consolidated net income for fourth-quarter 2024 was $5.1 billion compared to a net loss of $2.6 billion in fourth-quarter 2023. Consolidated adjusted EBITDA1 was $11.9 billion in fourth-quarter 2024 compared to $11.7 billion in fourth-quarter 2023. This result was driven by wireless service revenue growth, partially offset by the impact of higher upgrade volumes and continued declines in Business wireline revenue.

    VlpHU09DSUQyMDE5UTE=

•Verizon's total unsecured debt as of the end of fourth-quarter 2024 was $117.9 billion, an $8.5 billion decrease compared to third-quarter 2024 and $10.6 billion lower year over year. The company's net unsecured debt1 at the end of fourth-quarter 2024 was $113.7 billion. At the end of fourth-quarter 2024, Verizon's ratio of unsecured debt to net income (LTM) was 6.6 times and net unsecured debt to consolidated adjusted EBITDA ratio1 was 2.3 times.

Mobility: Industry-leading wireless service revenue and double-digit growth in postpaid phone net adds

•Wireless service revenue2 grew sequentially for the 18th consecutive quarter. Total wireless service revenue2 in fourth-quarter 2024 was $20.0 billion, up 3.1 percent year over year, driven primarily by pricing actions implemented in recent quarters, sales of perks and add-on services and growth in fixed wireless access.
•Wireless equipment revenue of $7.5 billion in fourth-quarter 2024, up 0.6 percent compared to fourth-quarter 2023, predominantly due to increased upgrade volumes in the quarter.
•Total postpaid phone net additions of 568,000 in fourth-quarter 2024, up from 449,000 in fourth-quarter 2023.

Broadband: Verizon continued to take broadband market share with strong demand for best in class Fios and fixed wireless access offerings

•Broadband net additions of 408,000 in fourth-quarter 2024, continuing the quarterly pace of over 350,000 broadband net additions.
•Total fixed wireless access net additions of 373,000 in fourth-quarter 2024, growing the base to nearly 4.6 million fixed wireless subscribers. The company is well-positioned to achieve the next milestone of 8 to 9 million fixed wireless access subscribers by 2028.
•Fios internet net additions were 51,000 compared to 55,000 in fourth-quarter 2023.
•Total broadband connections grew to more than 12.3 million as of the end of fourth-quarter 2024, representing a 15.0 percent increase year over year.

Verizon Consumer: Positive net additions with strongest quarterly phone gross additions result in five years
•Total Verizon Consumer revenue in fourth-quarter 2024 was $27.6 billion, an increase of 2.2 percent year over year, predominantly driven by gains in service revenue.
•Wireless service revenue in fourth-quarter 2024 was $16.5 billion, up 3.0 percent year over year, primarily driven by growth in Consumer wireless postpaid average revenue per account (ARPA) from pricing actions and continued fixed wireless access adoption.
•Consumer wireless retail postpaid churn was 1.12 percent in fourth-quarter 2024, and wireless retail postpaid phone churn was 0.89 percent.
•Consumer ARPA of $139.77 in fourth-quarter 2024, an increase of 4.2 percent compared to fourth-quarter 2023.
•In fourth-quarter 2024, Consumer reported 426,000 wireless retail postpaid phone net additions, up 34.0 percent from fourth-quarter 2023. This improvement was driven by a 5.5 percent year over year increase in postpaid phone gross additions, which represented the strongest quarterly result for postpaid phone gross additions in five years.

    VlpHU09DSUQyMDE5UTE=

•Excluding the contribution from the company's second number offering, Consumer reported 82,000 wireless retail postpaid phone net additions for the year, meeting the goal of positive net additions for 2024, and 367,000 wireless retail postpaid phone net additions for fourth-quarter 2024.
•Excluding SafeLink, Verizon's brand offering access to government-sponsored connectivity benefits and programs, in fourth-quarter 2024 Consumer reported 65,000 wireless retail prepaid net additions compared to 263,000 net losses in fourth-quarter 2023.
•Consumer reported 216,000 fixed wireless net additions and 47,000 Fios Internet net additions in fourth-quarter 2024. Consumer Fios revenue was $2.9 billion in fourth-quarter 2024.
•In fourth-quarter 2024, Consumer operating income was $6.9 billion, a decrease of 1.9 percent year over year, and segment operating income margin was 25.1 percent, compared to 26.1 percent in fourth-quarter 2023. Segment EBITDA1 in fourth-quarter 2024 was $10.3 billion, a decrease of 0.4 percent year over year. Improvements in Consumer wireless service revenue were more than offset by increases in upgrade volumes and the impact of related promotions in the period. Segment EBITDA margin1 in fourth-quarter 2024 was 37.5 percent compared to 38.5 percent in fourth-quarter 2023.

Verizon Business: Strong wireless service revenue driven by continued wireless customer growth
•Business wireless service revenue in fourth-quarter 2024 was $3.5 billion, an increase of 3.4 percent year over year. This result was driven by continued strong net additions for both mobility and fixed wireless access, as well as benefits from pricing actions implemented in recent quarters.
•Total Verizon Business revenue was $7.5 billion in fourth-quarter 2024, a decrease of 1.5 percent year over year, as increases in wireless service revenue were more than offset by decreases in wireline revenue.
•Business reported 283,000 wireless retail postpaid net additions in fourth-quarter 2024. This result included 142,000 postpaid phone net additions. Our value proposition continued to resonate across all customer groups with particular strength in small and medium businesses.
•Business wireless retail postpaid churn was 1.45 percent in fourth-quarter 2024, and wireless retail postpaid phone churn was 1.09 percent.
•Business reported 157,000 fixed wireless net additions in fourth-quarter 2024.
•In fourth-quarter 2024, Verizon Business operating income was $594 million, an increase of 34.1 percent year over year, resulting in segment operating income margin of 7.9 percent, an increase from 5.8 percent in fourth-quarter 2023. Segment EBITDA1 in fourth-quarter 2024 was $1.7 billion, an increase of 3.0 percent year over year. The result was driven by wireless service revenue growth partially offset by wireline revenue declines. Segment EBITDA margin1 in fourth-quarter 2024 was 22.1 percent, an increase from 21.1 percent in fourth-quarter 2023.

    VlpHU09DSUQyMDE5UTE=

Outlook and guidance
The company does not provide a reconciliation for certain of the following adjusted (non-GAAP) forecasts because it cannot, without unreasonable effort, predict the special items that could arise, and the company is unable to address the probable significance of the unavailable information.
For 2025, Verizon expects the following:
•Total wireless service revenue growth2,3 of 2.0 percent to 2.8 percent.
•Adjusted EBITDA growth1 of 2.0 percent to 3.5 percent.
•Adjusted EPS1 growth of 0 to 3.0 percent.
•Cash flow from operations of $35.0 billion to $37.0 billion.
•Capital expenditures between $17.5 billion and $18.5 billion.
•Free cash flow1 of $17.5 billion to $18.5 billion.

1 Non-GAAP financial measure. See the accompanying schedules and www.verizon.com/about/investors for reconciliations of non-GAAP financial measures cited in this document to most directly comparable financial measures under generally accepted accounting principles (GAAP).
2 Total wireless service revenue represents the sum of Consumer and Business segments.
3 Reflects the reclassification of recurring device protection and insurance related plan revenues from other revenue into wireless service revenue beginning January 2025. Where applicable, historical results will be recast to conform to the updated presentation. Reclassified 2024 annual revenues were more than $2.9 billion.
Verizon Communications Inc. (NYSE, Nasdaq: VZ) powers and empowers how its millions of customers live, work and play, delivering on their demand for mobility, reliable network connectivity and security. Headquartered in New York City, serving countries worldwide and nearly all of the Fortune 500, Verizon generated revenues of $134.8 billion in 2024. Verizon’s world-class team never stops innovating to meet customers where they are today and equip them for the needs of tomorrow. For more, visit verizon.com or find a retail location at verizon.com/stores.

####
VERIZON’S ONLINE MEDIA CENTER: News releases, stories, media contacts and other resources are available at verizon.com/news. News releases are also available through an RSS feed. To subscribe, visit www.verizon.com/about/rss-feeds/.
Forward-looking statements
In this communication we have made forward-looking statements. These statements are based on our estimates and assumptions and are subject to risks and uncertainties. Forward-looking statements include the information concerning our possible or assumed future results of operations. Forward-looking statements also include those preceded or followed by the words “anticipates,” “assumes,” “believes,” “estimates,” “expects,” “forecasts,” “hopes,” “intends,” “plans,” “targets” or similar expressions. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. The following important factors, along with those discussed in our filings with the Securities and Exchange Commission (the “SEC”), could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements: the effects of competition in the markets in which we operate, including the inability to successfully respond to competitive factors such as prices, promotional incentives and evolving consumer preferences; failure to take advantage of, or respond to competitors' use of, developments in technology, including artificial intelligence, and address changes in consumer demand; performance issues or delays in the deployment of our 5G network resulting in significant costs or a reduction in the anticipated benefits of the enhancement to our networks; the inability to implement our business strategy; adverse conditions in the U.S. and international economies, including inflation and changing interest rates in the markets in which we operate; cyberattacks impacting our networks or systems and any resulting financial or reputational impact; damage

    VlpHU09DSUQyMDE5UTE=

to our infrastructure or disruption of our operations from natural disasters, extreme weather conditions, acts of war, terrorist attacks or other hostile acts and any resulting financial or reputational impact; disruption of our key suppliers’ or vendors' provisioning of products or services, including as a result of geopolitical factors or the potential impacts of global climate change; material adverse changes in labor matters and any resulting financial or operational impact; damage to our reputation or brands; the impact of public health crises on our business, operations, employees and customers; changes in the regulatory environment in which we operate, including any increase in restrictions on our ability to operate our networks or businesses; allegations regarding the release of hazardous materials or pollutants into the environment from our, or our predecessors’, network assets and any related government investigations, regulatory developments, litigation, penalties and other liability, remediation and compliance costs, operational impacts or reputational damage; our high level of indebtedness; significant litigation and any resulting material expenses incurred in defending against lawsuits or paying awards or settlements; an adverse change in the ratings afforded our debt securities by nationally accredited ratings organizations or adverse conditions in the credit markets affecting the cost, including interest rates, and/or availability of further financing; significant increases in benefit plan costs or lower investment returns on plan assets; changes in tax laws or regulations, or in their interpretation, or challenges to our tax positions, resulting in additional tax expense or liabilities; changes in accounting assumptions that regulatory agencies, including the SEC, may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings; and risks associated with mergers, acquisitions, divestitures and other strategic transactions, including our ability to consummate the proposed acquisition of Frontier Communications Parent, Inc. and obtain cost savings, synergies and other anticipated benefits within the expected time period or at all.

    VlpHU09DSUQyMDE5UTE=

Verizon Communications Inc.

Condensed Consolidated Statements of Income

(dollars in millions, except per share amounts)
Unaudited	3 Mos. Ended 12/31/24	3 Mos. Ended 12/31/23	% Change	12 Mos. Ended 12/31/24	12 Mos. Ended 12/31/23	% Change

Operating Revenues
Service revenues and other	$28,166	$27,658	1.8	$111,571	$109,652	1.8
Wireless equipment revenues	7,515	7,472	0.6	23,217	24,322	(4.5)
Total Operating Revenues	35,681	35,130	1.6	134,788	133,974	0.6

Operating Expenses
Cost of services	6,933	6,952	(0.3)	27,997	28,100	(0.4)
Cost of wireless equipment	8,581	8,230	4.3	26,100	26,787	(2.6)
Selling, general and administrative expense	8,240	8,991	(8.4)	34,113	32,745	4.2
Depreciation and amortization expense	4,506	4,516	(0.2)	17,892	17,624	1.5
Verizon Business Group goodwill impairment	—	5,841	*	—	5,841	*
Total Operating Expenses	28,260	34,530	(18.2)	106,102	111,097	(4.5)

Operating Income	7,421	600	*	28,686	22,877	25.4
Equity in losses of unconsolidated businesses	(6)	(11)	(45.5)	(53)	(53)	—
Other income (expense), net	797	(807)	*	995	(313)	*
Interest expense	(1,644)	(1,599)	2.8	(6,649)	(5,524)	20.4
Income (Loss) Before Provision For Income Taxes	6,568	(1,817)	*	22,979	16,987	35.3
Provision for income taxes	(1,454)	(756)	92.3	(5,030)	(4,892)	2.8
Net Income (Loss)	$5,114	$(2,573)	*	$17,949	$12,095	48.4

Net income attributable to noncontrolling interests	$109	$132	(17.4)	$443	$481	(7.9)
Net income (loss) attributable to Verizon	5,005	(2,705)	*	17,506	11,614	50.7
Net Income (Loss)	$5,114	$(2,573)	*	$17,949	$12,095	48.4

Basic Earnings Per Common Share
Net income (loss) attributable to Verizon	$1.19	$(0.64)	*	$4.15	$2.76	50.4
Weighted-average shares outstanding (in millions)	4,222	4,214		4,218	4,211

Diluted Earnings Per Common Share(1)
Net income (loss) attributable to Verizon	$1.18	$(0.64)	*	$4.14	$2.75	50.5
Weighted-average shares outstanding (in millions)	4,227	4,214		4,223	4,215
Footnotes:
(1)Where applicable, Diluted Earnings per Common Share includes the dilutive effect of shares issuable under our stock-based compensation plans, which represents the only potential dilution.
* Not meaningful

Verizon Communications Inc.

Condensed Consolidated Balance Sheets

(dollars in millions)
Unaudited	12/31/24	12/31/23	$ Change

Assets
Current assets
Cash and cash equivalents	$4,194	$2,065	$2,129
Accounts receivable	27,261	26,102	1,159
Less Allowance for credit losses	1,152	1,017	135
Accounts receivable, net	26,109	25,085	1,024
Inventories	2,247	2,057	190
Prepaid expenses and other	7,973	7,607	366
Total current assets	40,523	36,814	3,709

Property, plant and equipment	331,406	320,108	11,298
Less Accumulated depreciation	222,884	211,798	11,086
Property, plant and equipment, net	108,522	108,310	212
Investments in unconsolidated businesses	842	953	(111)
Wireless licenses	156,613	155,667	946
Goodwill	22,841	22,843	(2)
Other intangible assets, net	11,129	11,057	72
Operating lease right-of-use assets	24,472	24,726	(254)
Other assets	19,769	19,885	(116)
Total assets	$384,711	$380,255	$4,456

Liabilities and Equity
Current liabilities
Debt maturing within one year	$22,633	$12,973	$9,660
Accounts payable and accrued liabilities	23,374	23,453	(79)
Current operating lease liabilities	4,415	4,266	149
Other current liabilities	14,349	12,531	1,818
Total current liabilities	64,771	53,223	11,548

Long-term debt	121,381	137,701	(16,320)
Employee benefit obligations	11,997	13,189	(1,192)
Deferred income taxes	46,732	45,781	951
Non-current operating lease liabilities	19,928	20,002	(74)
Other liabilities	19,327	16,560	2,767
Total long-term liabilities	219,365	233,233	(13,868)

Equity
Common stock	429	429	—
Additional paid in capital	13,466	13,631	(165)
Retained earnings	89,110	82,915	6,195
Accumulated other comprehensive loss	(923)	(1,380)	457
Common stock in treasury, at cost	(3,583)	(3,821)	238
Deferred compensation – employee stock ownership plans and other	738	656	82
Noncontrolling interests	1,338	1,369	(31)
Total equity	100,575	93,799	6,776
Total liabilities and equity	$384,711	$380,255	$4,456

Verizon Communications Inc.

Consolidated - Selected Financial and Operating Statistics

(dollars in millions, except per share amounts)
Unaudited	12/31/24		12/31/23

Total debt	$144,014		$150,674
Unsecured debt	$117,876		$128,491
Net unsecured debt(1)	$113,682		$126,426
Unsecured debt / Consolidated Net Income (LTM)	6.6	x	10.6	x
Net unsecured debt / Consolidated Adjusted EBITDA(1)(2)	2.3	x	2.6	x
Common shares outstanding end of period (in millions)	4,210		4,204
Total employees (‘000)(3)	99.6		105.4
Quarterly cash dividends declared per common share	$0.6775		$0.6650
Footnotes:
(1)Non-GAAP financial measure.
(2)Consolidated Adjusted EBITDA excludes the effects of non-operational items and special items.
(3)Number of employees on a full-time equivalent basis.

Verizon Communications Inc.

Condensed Consolidated Statements of Cash Flows

(dollars in millions)
Unaudited	12 Mos. Ended 12/31/24	12 Mos. Ended 12/31/23	$ Change

Cash Flows from Operating Activities
Net Income	$17,949	$12,095	$5,854
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	17,892	17,624	268
Employee retirement benefits	(52)	1,206	(1,258)
Deferred income taxes	815	2,388	(1,573)
Provision for expected credit losses	2,338	2,214	124
Equity in losses of unconsolidated businesses, inclusive of dividends received	75	84	(9)
Verizon Business Group goodwill impairment	—	5,841	(5,841)
Changes in current assets and liabilities, net of effects from acquisition/disposition of businesses	(2,278)	(267)	(2,011)
Other, net	173	(3,710)	3,883
Net cash provided by operating activities	36,912	37,475	(563)

Cash Flows from Investing Activities
Capital expenditures (including capitalized software)	(17,090)	(18,767)	1,677
Cash paid related to acquisitions of businesses, net of cash acquired	—	(30)	30
Acquisitions of wireless licenses	(900)	(5,796)	4,896
Collateral receipts (payments) related to derivative contracts, net	(712)	880	(1,592)
Other, net	28	281	(253)
Net cash used in investing activities	(18,674)	(23,432)	4,758

Cash Flows from Financing Activities
Proceeds from long-term borrowings	3,146	2,018	1,128
Proceeds from asset-backed long-term borrowings	12,422	6,594	5,828
Net proceeds from (repayments of) short-term commercial paper	—	(150)	150
Repayments of long-term borrowings and finance lease obligations	(11,854)	(6,181)	(5,673)
Repayments of asset-backed long-term borrowings	(8,490)	(4,443)	(4,047)
Dividends paid	(11,249)	(11,025)	(224)
Other, net	(1,075)	(1,470)	395
Net cash used in financing activities	(17,100)	(14,657)	(2,443)

Increase (decrease) in cash, cash equivalents and restricted cash	1,138	(614)	1,752
Cash, cash equivalents and restricted cash, beginning of period	3,497	4,111	(614)
Cash, cash equivalents and restricted cash, end of period	$4,635	$3,497	$1,138

Verizon Communications Inc.

Consumer - Selected Financial Results

(dollars in millions)
Unaudited	3 Mos. Ended 12/31/24	3 Mos. Ended 12/31/23	% Change	12 Mos. Ended 12/31/24	12 Mos. Ended 12/31/23	% Change

Operating Revenues
Service	$19,414	$18,927	2.6	$76,880	$74,874	2.7
Wireless equipment	6,487	6,435	0.8	19,598	20,645	(5.1)
Other	1,659	1,592	4.2	6,426	6,107	5.2
Total Operating Revenues	27,560	26,954	2.2	102,904	101,626	1.3

Operating Expenses
Cost of services	4,518	4,362	3.6	18,072	17,580	2.8
Cost of wireless equipment	7,227	6,877	5.1	21,259	21,827	(2.6)
Selling, general and administrative expense	5,473	5,336	2.6	20,537	20,131	2.0
Depreciation and amortization expense	3,438	3,344	2.8	13,552	13,077	3.6
Total Operating Expenses	20,656	19,919	3.7	73,420	72,615	1.1

Operating Income	$6,904	$7,035	(1.9)	$29,484	$29,011	1.6
Operating Income Margin	25.1%	26.1%		28.7%	28.5%

Segment EBITDA(1)	$10,342	$10,379	(0.4)	$43,036	$42,088	2.3
Segment EBITDA Margin(1)	37.5%	38.5%		41.8%	41.4%
Footnotes:
(1) Non-GAAP financial measure.
The segment financial results and metrics above exclude the effects of special items (other than the effects of acquisition-related intangible asset amortization), which the Company’s chief operating decision maker does not consider in assessing segment performance.
Certain intersegment transactions with corporate entities have not been eliminated.

Verizon Communications Inc.

Consumer - Selected Operating Statistics

Unaudited				12/31/24	12/31/23	% Change

Connections (‘000):
Wireless retail postpaid				95,118	93,850	1.4
Wireless retail prepaid				20,138	21,122	(4.7)
Total wireless retail				115,256	114,972	0.2

Wireless retail prepaid excl. SafeLink				18,843	18,851	—
Wireless retail postpaid phone				75,048	74,720	0.4

Fios video				2,684	2,951	(9.0)
Fios internet				7,135	6,976	2.3

Fixed wireless access (FWA) broadband				2,714	1,866	45.4
Wireline broadband				7,300	7,190	1.5
Total broadband				10,014	9,056	10.6

Unaudited	3 Mos. Ended 12/31/24	3 Mos. Ended 12/31/23	% Change	12 Mos. Ended 12/31/24	12 Mos. Ended 12/31/23	% Change

Gross Additions (‘000):
Wireless retail postpaid	4,310	4,185	3.0	13,282	13,475	(1.4)
Wireless retail postpaid phone	2,418	2,293	5.5	7,838	7,330	6.9

Net Additions Detail (‘000):
Wireless retail postpaid	1,130	1,168	(3.3)	1,345	2,044	(34.2)
Wireless retail prepaid	(66)	(289)	77.2	(975)	(1,151)	15.3
Total wireless retail	1,064	879	21.0	370	893	(58.6)

Wireless retail prepaid excl. SafeLink	65	(263)	*	2	(1,078)	*
Wireless retail postpaid phone	426	318	34.0	341	(132)	*

Fios video	(60)	(62)	3.2	(267)	(283)	5.7
Fios internet	47	53	(11.3)	159	236	(32.6)

FWA broadband	216	231	(6.5)	846	989	(14.5)
Wireline broadband	35	39	(10.3)	110	174	(36.8)
Total broadband	251	270	(7.0)	956	1,163	(17.8)

Churn Rate:
Wireless retail postpaid	1.12%	1.08%		1.06%	1.03%
Wireless retail postpaid phone	0.89%	0.88%		0.84%	0.83%
Wireless retail prepaid	4.04%	4.55%		4.22%	4.37%
Wireless retail prepaid excl. SafeLink	3.78%	3.94%		3.68%	3.80%
Wireless retail	1.64%	1.73%		1.62%	1.67%

Revenue Statistics (in millions):
Wireless service revenue	$16,521	$16,034	3.0	$65,374	$63,358	3.2
Fios revenue	$2,939	$2,942	(0.1)	$11,647	$11,614	0.3

Verizon Communications Inc.

Consumer - Selected Operating Statistics (continued)

Unaudited	3 Mos. Ended 12/31/24	3 Mos. Ended 12/31/23	% Change	12 Mos. Ended 12/31/24	12 Mos. Ended 12/31/23	% Change

Other Wireless Statistics:
Wireless retail postpaid ARPA(1)	$139.77	$134.10	4.2	$138.25	$132.36	4.4
Wireless retail postpaid upgrade rate	4.5%	4.4%
Wireless retail postpaid accounts (‘000)(2)				32,794	32,990	(0.6)
Wireless retail postpaid connections per account(2)				2.90	2.84	2.1
Wireless retail prepaid ARPU(3)	$30.89	$31.87	(3.1)	$30.92	$31.46	(1.7)
Wireless retail prepaid ARPU(3) excl. SafeLink	$32.34	$33.11	(2.3)	$32.37	$32.82	(1.4)
Footnotes:
(1) Wireless retail postpaid ARPA - average service revenue per account from retail postpaid accounts.
(2) Statistics presented as of end of period.
(3) Wireless retail prepaid ARPU - average service revenue per unit from retail prepaid connections.
Where applicable, the operating results reflect certain adjustments, including those related to the 3G network shutdowns, migration activity among different types of devices and plans, customer profile changes, and adjustments in connection with mergers, acquisitions and divestitures.
Certain intersegment transactions with corporate entities have not been eliminated.
* Not meaningful

Verizon Communications Inc.

Business - Selected Financial Results

(dollars in millions)
Unaudited	3 Mos. Ended 12/31/24	3 Mos. Ended 12/31/23	% Change	12 Mos. Ended 12/31/24	12 Mos. Ended 12/31/23	% Change

Operating Revenues
Enterprise and Public Sector	$3,548	$3,718	(4.6)	$14,218	$15,076	(5.7)
Business Markets and Other	3,438	3,318	3.6	13,099	12,715	3.0
Wholesale	518	582	(11.0)	2,214	2,331	(5.0)
Total Operating Revenues	7,504	7,618	(1.5)	29,531	30,122	(2.0)

Operating Expenses
Cost of services	2,415	2,519	(4.1)	9,742	10,180	(4.3)
Cost of wireless equipment	1,354	1,353	0.1	4,841	4,959	(2.4)
Selling, general and administrative expense	2,080	2,139	(2.8)	8,583	8,429	1.8
Depreciation and amortization expense	1,061	1,164	(8.8)	4,307	4,488	(4.0)
Total Operating Expenses	6,910	7,175	(3.7)	27,473	28,056	(2.1)

Operating Income	$594	$443	34.1	$2,058	$2,066	(0.4)
Operating Income Margin	7.9%	5.8%		7.0%	6.9%

Segment EBITDA(1)	$1,655	$1,607	3.0	$6,365	$6,554	(2.9)
Segment EBITDA Margin(1)	22.1%	21.1%		21.6%	21.8%
Footnotes:
(1) Non-GAAP financial measure.
The segment financial results and metrics above exclude the effects of special items (other than the effects of acquisition-related intangible asset amortization), which the Company’s chief operating decision maker does not consider in assessing segment performance.
Certain intersegment transactions with corporate entities have not been eliminated.

Verizon Communications Inc.

Business - Selected Operating Statistics

Unaudited				12/31/24	12/31/23	% Change

Connections (‘000):
Wireless retail postpaid				30,819	29,779	3.5
Wireless retail postpaid phone				18,798	18,170	3.5

Fios video				54	61	(11.5)
Fios internet				401	385	4.2

FWA broadband				1,854	1,201	54.4
Wireline broadband				459	460	(0.2)
Total broadband				2,313	1,661	39.3

Unaudited	3 Mos. Ended 12/31/24	3 Mos. Ended 12/31/23	% Change	12 Mos. Ended 12/31/24	12 Mos. Ended 12/31/23	% Change

Gross Additions (‘000):
Wireless retail postpaid	1,617	1,605	0.7	6,328	6,420	(1.4)
Wireless retail postpaid phone	751	738	1.8	3,000	2,989	0.4

Net Additions Detail (‘000):
Wireless retail postpaid	283	292	(3.1)	1,010	1,242	(18.7)
Wireless retail postpaid phone	142	131	8.4	546	562	(2.8)

Fios video	(2)	(2)	—	(7)	(6)	(16.7)
Fios internet	4	2	100.0	16	12	33.3

FWA broadband	157	144	9.0	622	547	13.7
Wireline broadband	—	(1)	*	(1)	(8)	87.5
Total broadband	157	143	9.8	621	539	15.2

Churn Rate:
Wireless retail postpaid	1.45%	1.48%		1.47%	1.48%
Wireless retail postpaid phone	1.09%	1.12%		1.11%	1.13%

Revenue Statistics (in millions):
Wireless service revenue	$3,477	$3,364	3.4	$13,753	$13,372	2.8
Fios revenue	$314	$312	0.6	$1,252	$1,235	1.4

Other Operating Statistics:
Wireless retail postpaid upgrade rate	2.8%	3.1%
Footnotes:
Where applicable, the operating results reflect certain adjustments, including those related to the 3G network shutdowns, migration activity among different types of devices and plans, customer profile changes, and adjustments in connection with mergers, acquisitions and divestitures.
Certain intersegment transactions with corporate entities have not been eliminated.
* Not meaningful

Verizon Communications Inc.

Supplemental Information - Total Wireless Operating and Financial Statistics

The following supplemental schedule contains certain financial and operating metrics which reflect an aggregation of our Consumer and Business segments’ wireless results.

Unaudited				12/31/24	12/31/23	% Change

Connections (‘000)
Retail postpaid				125,937	123,629	1.9
Retail prepaid				20,138	21,122	(4.7)
Total retail				146,075	144,751	0.9

Retail prepaid excl. SafeLink				18,843	18,851	—
Retail postpaid phone				93,846	92,890	1.0
Unaudited	3 Mos. Ended 12/31/24	3 Mos. Ended 12/31/23	% Change	12 Mos. Ended 12/31/24	12 Mos. Ended 12/31/23	% Change

Net Additions Detail (‘000)
Retail postpaid phone	568	449	26.5	887	430	*
Retail postpaid	1,413	1,460	(3.2)	2,355	3,286	(28.3)
Retail prepaid	(66)	(289)	77.2	(975)	(1,151)	15.3
Total retail	1,347	1,171	15.0	1,380	2,135	(35.4)

Retail prepaid excl. SafeLink	65	(263)	*	2	(1,078)	*

Account Statistics
Retail postpaid accounts (‘000)(1)				34,849	34,958	(0.3)
Retail postpaid connections per account(1)				3.61	3.54	2.0
Retail postpaid ARPA(2)	$162.62	$156.48	3.9	$161.03	$154.84	4.0
Retail prepaid ARPU(3)	$30.89	$31.87	(3.1)	$30.92	$31.46	(1.7)
Retail prepaid ARPU(3) excl. SafeLink	$32.34	$33.11	(2.3)	$32.37	$32.82	(1.4)

Churn Detail
Retail postpaid phone	0.93%	0.93%		0.89%	0.89%
Retail postpaid	1.20%	1.18%		1.16%	1.14%
Retail prepaid	4.04%	4.55%		4.22%	4.37%
Retail prepaid excl. SafeLink	3.78%	3.94%		3.68%	3.80%
Retail	1.60%	1.67%		1.59%	1.63%

Retail Postpaid Connection Statistics
Upgrade rate	4.1%	4.1%

Revenue Statistics (in millions)(4)
FWA revenue	$611	$403	51.6	$2,139	$1,302	64.3
Wireless service	$19,998	$19,398	3.1	$79,127	$76,730	3.1
Wireless equipment	7,515	7,472	0.6	23,217	24,322	(4.5)
Wireless other	1,697	1,575	7.7	6,544	6,083	7.6
Total Wireless	$29,210	$28,445	2.7	$108,888	$107,135	1.6
Footnotes:
(1) Statistics presented as of end of period.
(2) Wireless retail postpaid ARPA - average service revenue per account from retail postpaid accounts.
(3) Wireless retail prepaid ARPU - average service revenue per unit from retail prepaid connections.
(4) Intersegment transactions between Consumer or Business segment with corporate entities have not been eliminated.
Where applicable, the operating results reflect certain adjustments, including those related to the 3G network shutdowns, migration activity among different types of devices and plans, customer profile changes, and adjustments in connection with mergers, acquisitions and divestitures.
* Not meaningful

Verizon Communications Inc.
Non-GAAP Reconciliations - Consolidated Verizon

Consolidated EBITDA and Consolidated Adjusted EBITDA
(dollars in millions)
Unaudited	3 Mos. Ended 12/31/24	3 Mos. Ended 9/30/24	3 Mos. Ended 6/30/24	3 Mos. Ended 3/31/24	3 Mos. Ended 12/31/23	3 Mos. Ended 9/30/23	3 Mos. Ended 6/30/23	3 Mos. Ended 3/31/23

Consolidated Net Income (Loss)	$5,114	$3,411	$4,702	$4,722	$(2,573)	$4,884	$4,766	$5,018
Add:
Provision for income taxes	1,454	891	1,332	1,353	756	1,308	1,346	1,482
Interest expense	1,644	1,672	1,698	1,635	1,599	1,433	1,285	1,207
Depreciation and amortization expense(1)	4,506	4,458	4,483	4,445	4,516	4,431	4,359	4,318
Consolidated EBITDA	$12,718	$10,432	$12,215	$12,155	$4,298	$12,056	$11,756	$12,025

Add/(subtract):
Other (income) expense, net(2)	$(797)	$(72)	$72	$(198)	$807	$(170)	$(210)	$(114)
Equity in (earnings) losses of unconsolidated businesses	6	24	14	9	11	18	33	(9)
Severance charges	—	1,733	—	—	296	—	237	—
Asset and business rationalization	—	374	—	—	325	—	155	—
Legacy legal matter	—	—	—	106	—	—	—	—
Verizon Business Group goodwill impairment	—	—	—	—	5,841	—	—	—
Legal settlement	—	—	—	—	100	—	—	—
Business transformation costs	—	—	—	—	—	176	—	—
Non-strategic business shutdown	—	—	—	—	—	158	—	—
	(791)	2,059	86	(83)	7,380	182	215	(123)
Consolidated Adjusted EBITDA	$11,927	$12,491	$12,301	$12,072	$11,678	$12,238	$11,971	$11,902
Footnotes:
(1) Includes Amortization of acquisition-related intangible assets and a portion of the Non-strategic business shutdown, where applicable.
(2) Includes Pension and benefits remeasurement adjustments, where applicable.

Verizon Communications Inc.

Consolidated EBITDA and Consolidated Adjusted EBITDA (LTM)
(dollars in millions)
Unaudited	12 Mos. Ended 12/31/24	12 Mos. Ended 12/31/23

Consolidated Net Income	$17,949	$12,095
Add:
Provision for income taxes	5,030	4,892
Interest expense	6,649	5,524
Depreciation and amortization expense(1)	17,892	17,624
Consolidated EBITDA	$47,520	$40,135

Add/(subtract):
Other (income) expense, net(2)	$(995)	$313
Equity in losses of unconsolidated businesses	53	53
Severance charges	1,733	533
Asset and business rationalization	374	480
Legacy legal matter	106	—
Verizon Business Group goodwill impairment	—	5,841
Legal settlement	—	100
Business transformation costs	—	176
Non-strategic business shutdown	—	158
	1,271	7,654
Consolidated Adjusted EBITDA	$48,791	$47,789

Footnotes:
(1) Includes Amortization of acquisition-related intangible assets and a portion of the Non-strategic business shutdown, where applicable.
(2) Includes Pension and benefits remeasurement adjustments, where applicable.

Verizon Communications Inc.

Net Unsecured Debt and Net Unsecured Debt to Consolidated Adjusted EBITDA Ratio
(dollars in millions)
Unaudited	12/31/24		9/30/24	12/31/23

Debt maturing within one year	$22,633		$21,763	$12,973
Long-term debt	121,381		128,878	137,701
Total Debt	144,014		150,641	150,674
Less Secured debt	26,138		24,272	22,183
Unsecured Debt	117,876		126,369	128,491
Less Cash and cash equivalents	4,194		4,987	2,065
Net Unsecured Debt	$113,682		$121,382	$126,426
Consolidated Net Income (LTM)	$17,949			$12,095
Unsecured Debt to Consolidated Net Income Ratio	6.6	x		10.6	x
Consolidated Adjusted EBITDA (LTM)	$48,791			$47,789
Net Unsecured Debt to Consolidated Adjusted EBITDA Ratio	2.3	x		2.6	x

Adjusted Earnings per Common Share (Adjusted EPS)
(dollars in millions, except per share amounts)
Unaudited	3 Mos. Ended 12/31/24				3 Mos. Ended 12/31/23
	Pre-tax	Tax	After-Tax		Pre-tax	Tax	After-Tax
EPS				$1.18				$(0.64)
Amortization of acquisition-related intangible assets	$191	$(51)	$140	0.03	$227	$(57)	$170	0.04
Severance, pension and benefits charges (credits)	(668)	165	(503)	(0.12)	1,288	(319)	969	0.23
Asset rationalization	—	—	—	—	325	(80)	245	0.06
Verizon Business Group goodwill impairment	—	—	—	—	5,841	(52)	5,789	1.37
Legal settlement	—	—	—	—	100	(25)	75	0.02
	$(477)	$114	$(363)	$(0.09)	$7,781	$(533)	$7,248	$1.72
Adjusted EPS				$1.10				$1.08
Footnote:
Adjusted EPS may not add due to rounding.

(dollars in millions, except per share amounts)
Unaudited	12 Mos. Ended 12/31/24				12 Mos. Ended 12/31/23
	Pre-tax	Tax	After-Tax		Pre-tax	Tax	After-Tax
EPS				$4.14				$2.75
Amortization of acquisition-related intangible assets	$817	$(208)	$609	0.14	$865	$(219)	$646	0.15
Severance, pension and benefits charges	1,201	(298)	903	0.21	1,525	(378)	1,147	0.27
Asset and business rationalization	374	(90)	284	0.07	480	(113)	367	0.09
Legacy legal matter	106	(27)	79	0.02	—	—	—	—
Verizon Business Group goodwill impairment	—	—	—	—	5,841	(52)	5,789	1.37
Legal settlement	—	—	—	—	100	(25)	75	0.02
Business transformation costs	—	—	—	—	176	(45)	131	0.03
Non-strategic business shutdown	—	—	—	—	179	(83)	96	0.02
	$2,498	$(623)	$1,875	$0.44	$9,166	$(915)	$8,251	$1.96
Adjusted EPS				$4.59				$4.71
Footnote:
Adjusted EPS may not add due to rounding.

Verizon Communications Inc.

Free Cash Flow
(dollars in millions)
Unaudited	12 Mos. Ended 12/31/24	12 Mos. Ended 12/31/23

Net Cash Provided by Operating Activities	$36,912	$37,475
Capital expenditures (including capitalized software)	(17,090)	(18,767)
Free Cash Flow	$19,822	$18,708

Free Cash Flow Forecast
(dollars in millions)
Unaudited	12 Mos. Ended 12/31/25

Net Cash Provided by Operating Activities Forecast	$35,000 - 37,000
Capital expenditures forecast (including capitalized software)	(17,500 - 18,500)
Free Cash Flow Forecast	$17,500 - 18,500

Verizon Communications Inc.
Non-GAAP Reconciliations - Segments

Segment EBITDA and Segment EBITDA Margin

Consumer
(dollars in millions)
Unaudited	3 Mos. Ended 12/31/24	3 Mos. Ended 12/31/23	12 Mos. Ended 12/31/24	12 Mos. Ended 12/31/23

Operating Income	$6,904	$7,035	$29,484	$29,011
Add Depreciation and amortization expense	3,438	3,344	13,552	13,077
Segment EBITDA	$10,342	$10,379	$43,036	$42,088
Year over year change %	(0.4)%		2.3%

Total operating revenues	$27,560	$26,954	$102,904	$101,626
Operating Income Margin	25.1%	26.1%	28.7%	28.5%
Segment EBITDA Margin	37.5%	38.5%	41.8%	41.4%

Business
(dollars in millions)
Unaudited	3 Mos. Ended 12/31/24	3 Mos. Ended 12/31/23	12 Mos. Ended 12/31/24	12 Mos. Ended 12/31/23

Operating Income	$594	$443	$2,058	$2,066
Add Depreciation and amortization expense	1,061	1,164	4,307	4,488
Segment EBITDA	$1,655	$1,607	$6,365	$6,554
Year over year change %	3.0%		(2.9)%

Total operating revenues	$7,504	$7,618	$29,531	$30,122
Operating Income Margin	7.9%	5.8%	7.0%	6.9%
Segment EBITDA Margin	22.1%	21.1%	21.6%	21.8%